Exhibit 5.1
Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607

February 3, 2023

Board of Directors
Avalo Therapeutics, Inc.
540 Gaither Road, Suite 400
Rockville, Maryland 20850

Ladies and Gentlemen:

We have acted as counsel to Avalo Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale of 3,770,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), warrants to purchase up to an aggregate of 3,770,000 shares of Common Stock (the “Warrants”) and an aggregate of 3,770,000 shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”), pursuant to the registration statement on Form S-3 (File No. 333-254000), as filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), as declared effective by the Commission on March 19, 2021 (the registration statement, as it may be amended from time to time, is herein referred to as the “Registration Statement”), together with the exhibits to the Registration Statement and the documents incorporated by reference therein and the related base prospectus which forms a part of and is included in the Registration Statement and the related prospectus supplement in the form filed on February 3, 2023 with the Commission pursuant to Rule 424(b) under the Securities Act (together, the “Prospectus”).

The Shares and Warrants are to be sold pursuant to an Underwriting Agreement, dated as of February 2, 2023, by and between the Company and SVB Securities LLC and RBC Capital Markets, LLC, as representatives of the several underwriters named therein, which has been filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 3, 2023 (the “Underwriting Agreement”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended to date, the Company’s Third Amended and Restated Bylaws, as amended to date, the Underwriting Agreement, and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Based upon the foregoing, we are of the opinion that (i) the Shares, when issued and sold in accordance with the Underwriting Agreement, the Registration Statement and the Prospectus, will be duly authorized, validly issued, fully paid and non-assessable, (ii) the Warrants, when issued and sold in accordance with the Underwriting Agreement, the Registration Statement and the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance

Avalo Therapeutics, Inc.
February 3, 2023

with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance, and (iii) when the Warrant Shares are issued and paid for in accordance with the terms and conditions of the Underwriting Agreement and the Warrants and issued and sold in accordance with the Registration Statement and the Prospectus, the Warrant Shares will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is limited to the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporate Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the use of our name wherever it appears in the Registration Statement and the Prospectus, and in any amendment or supplement thereto, the filing of this opinion as an exhibit to a current report on Form 8-K of the Company and the incorporation by reference of this opinion in the Registration Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Sincerely,

/s/ Wyrick Robbins Yates & Ponton LLP